Exhibit 99.1

[GRAPHIC APPEARS HERE]

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Robert S. Schneider	Maria F. Slippen
U.S.I. Holdings Corporation	U.S.I. Holdings Corporation
914-749-8702	914-749-8511
rschneider@usi.biz	maria.slippen@usi.biz

U.S.I. Holdings Corporation Announces Signing of Agreement to Acquire Dodge,

Warren & Peters Insurance Services, Inc.

BRIARCLIFF MANOR, N.Y., April 13, 2004 — U.S.I. Holdings Corporation (“USI”), (NASDAQ: USIH) today announced that it has completed due diligence and entered into a definitive agreement to acquire Los Angeles, CA-headquartered Dodge, Warren & Peters Insurance Services, Inc. (“DWP”). DWP is expected to contribute approximately $25 million of revenues to USI on an annual basis. The closing of the DWP acquisition, which is subject to narrow closing conditions, is expected to occur by the beginning of May 2004. Terms of the transaction were not disclosed.

Since 1977, DWP has been offering a full spectrum of insurance products and services designed to meet the individual needs of its business client base providing retail property & casualty and employee benefits brokerage through its four offices in Southern California. The combination of DWP with USI’s existing Southern California operation will create one of the largest middle market brokers in the region.

David L. Eslick, USI’s Chairman, President and CEO, said, “With the completion of the due diligence and the signing of the merger agreement, I am pleased to be one step closer to officially welcoming DWP’s team of well-respected professionals to USI. Through the successful execution of our strategic acquisition plan, we strive to exceed the expectations of clients, associates, carrier partners, communities and ultimately our shareholders.”

Kevin P. Mencarelli, President & CEO, USI West Coast, added, “By increasing our strength in our existing geographic footprint with this acquisition, we expect to better serve our clients nationally and create the largest middle market offering in Southern California.”

Gregory D. Davidian, Chairman, President, Chief Executive Officer of DWP, said, “By joining USI, our ability to form enhanced strategic relationships will be dramatically increased. We are pleased to have this opportunity to offer our clients high quality products and services through a national corporation with the local attention to which they are accustomed.”

Also commenting on the news, Donald J. Gwizdalski, Executive Vice President of DWP and Branch Manager of the largest office (Torrance, California) said, “We look forward to joining with the USI team. The combined offering will increase our ability to provide the highest quality products and services to our clients, which we have been committed to since 1977.”

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “will” or words of similar meaning and include, but are not limited to, statements about the anticipate closing of the acquisition and the expected future business and financial performance of USI resulting from and following the acquisition. These statements are based on management’s current expectations and are inherently subject to uncertainties and changes in circumstances. Detailed information about the factors that could cause actual results to differ materially from those described in the forward-looking statements is contained in USI’s filings with the SEC. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

About U.S.I. Holdings Corporation

Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 59 offices in 19 states. Additional information about USI may be found at www.usi.biz.